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                                                                EXHIBIT 23.3



              Consent of Ernst & Young LLP, Independent Auditors




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Insmed Incorporated 2000 Stock Incentive Plan of Insmed Incorporated of our report dated May 28, 1999, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in the Registration Statement on Form S-4 (No. 333-30098) and Prospectus of Insmed Incorporated filed with the Securities and Exchange Commission.





                                                /s/Ernst & Young LLP




Palo Alto, California
June 7, 2000